                                                                    EXHIBIT 99.1


                            [KIRKLAND'S LETTERHEAD]
================================================================================
                                                                    News Release

Contact: Rennie Faulkner
         Executive Vice President & CFO
         (731) 668-2444


                    KIRKLAND'S REPORTS FIRST QUARTER RESULTS

JACKSON, Tenn. (May 19, 2005) -- Kirkland's, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week period ended April 30, 2005.

         Net sales for the 13 weeks ended April 30, 2005, increased 2.5% to $84.7 million from $82.6 million for the 13 weeks ended May 1, 2004. Comparable store sales for the first quarter of fiscal 2005 decreased 10.4% compared with a 1.5% increase for the first quarter of fiscal 2004. The Company reported a net loss of $1.7 million, or $0.09 per diluted share, for the first quarter of fiscal 2005 compared with net income of $765,000, or $0.04 per diluted share, for the prior-year period.

         Robert E. Alderson, Kirkland's Chairman, said, "Consistent with the first quarter sales announced earlier this month, our results reflect the impact from a sluggish home furnishings sector and weak traffic trends in our stores. On the positive side, sales in non-mall stores continue to justify our real estate strategy, and we also experienced meaningful efficiencies from our improved logistics operation."

Hiring of Jack E. Lewis as President and Chief Executive Officer

         On May 16, 2005, the Company announced that it had hired Jack E. Lewis as President and Chief Executive Officer, effective May 31. With a background that includes two stints with Garden Ridge Corporation, most recently as Chairman and CEO, and a long career at Sears, Roebuck & Company, Mr. Lewis brings to Kirkland's a significant amount of merchandising experience in the home furnishings sector. Mr. Alderson added, "Jack is a well-known and respected merchant in our industry with a proven record of sales and earnings performance. We think he is a great fit for our company and our management team, and we look forward to benefiting from his experience and leadership."

Second Quarter and Fiscal 2005 Outlook

         The Company issued guidance for the second quarter ending July 30, 2005, of a net loss of $0.12 to $0.16 per diluted share, compared with a net loss of $0.14 per diluted share in the prior-year period. Net sales are expected to be $85 million to $88 million, with a comparable store sales decrease of 7% to 10% compared with net sales of $84.7 million and a comparable store sales decrease of 3.4% in the prior-year period.

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          805 N. Parkway -- Jackson, Tennessee 38305 -- (731) 668-2444

KIRK Reports First Quarter Results
Page 2
May 19, 2005

         The Company now expects to report earnings for fiscal 2005 in a range of $0.45 to $0.55 per diluted share, net sales of approximately $425 million to $435 million, and comparable store sales in a range of flat to a 3% decrease. The Company expects to open 55 to 60 new stores and close 30 stores, or a net increase of 25 to 30 stores, in fiscal 2005.

         Mr. Alderson commented, "Our central objective for fiscal 2005 remains producing a significant sales and earnings turnaround in the business. We believe we are planning and implementing the correct strategies in merchandising, store operations, logistics and real estate to achieve this goal, but we still expect the impact from these initiatives to fall primarily in the second half of the year. Looking ahead to the second quarter, we see no immediate improvement in traffic trends. We have been able to establish some sales momentum with recent promotions, but as might be expected these events have led to some pressure on product margins. Our plan is to closely monitor inventory levels and open-to-buy dollars during this quarter to ensure that we have fresh assortments in our stores as we approach the second half of the year."

Investor Conference Call and Web Simulcast

         Kirkland's will conduct a conference call on May 19, 2005, at 10:00 a.m. EDT to discuss the first quarter earnings release and other Company developments, including the outlook for fiscal 2005. The number to call for this interactive teleconference is (913) 981-5532. A replay of the conference call will be available until May 26, 2005, by dialing (719) 457-0820 and entering the passcode, 6377418.

         Kirkland's will also host a live broadcast of its conference call on May 19, 2005, 10:00 a.m. EDT online at the Company's website, www.kirklands.com, as well as http://phx.corporate-ir.net/playerlink.zhtml?c=131653&s=wm&e=1055901. The webcast replay will follow shortly after the call and will continue until June 2, 2005.

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 312 stores in 37 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on April 14, 2005. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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


KIRK Reports First Quarter Results
Page 3
May 19, 2005


                                KIRKLAND'S, INC.
              UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            13 WEEKS ENDED
                                                       APRIL 30,          MAY 1,
                                                         2005             2004
                                                      ----------       ----------
                                                                       (RESTATED)
Net sales                                             $   84,715       $   82,611
Cost of sales                                             57,980           56,277
                                                      ----------       ----------
   Gross profit                                           26,735           26,334

Operating expenses:
  Other operating expenses                                26,160           22,367
  Depreciation and amortization                            3,424            2,581
  Non-cash stock compensation charge                          --               67
                                                      ----------       ----------
  Operating income                                        (2,849)           1,319

Interest expense:

  Revolving line of credit                                    22               63
  Amortization of debt issue costs                             4               52
Interest income                                              (79)             (26)
Other income                                                 (59)             (35)
                                                      ----------       ----------
      Income before income taxes                          (2,737)           1,265
Income tax provision                                      (1,081)             500
                                                      ----------       ----------
       Net income (loss)                              $   (1,656)      $      765
                                                      ==========       ==========

Earnings (loss) per share:
 Basic                                                $    (0.09)      $     0.04
                                                      ==========       ==========
 Diluted                                              $    (0.09)      $     0.04
                                                      ==========       ==========

Shares used to calculate earnings per share:
  Basic                                                   19,290           19,181
                                                      ==========       ==========
  Diluted                                                 19,290           19,529
                                                      ==========       ==========


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

KIRK Reports First Quarter Results
Page 4
May 19, 2005


                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                APRIL 30,       JANUARY 29,
                                                  2005             2005
                                                ----------      ----------
ASSETS

Current assets:
  Cash and cash equivalents                     $    4,362      $   17,912
  Inventories, net                                  48,381          37,073
  Other current assets                              10,753           9,667
                                                ----------      ----------
       Total current assets                         63,496          64,652

Property and equipment, net                         64,151          64,020
Other long-term assets                               1,472           1,465
                                                ----------      ----------

Total Assets                                    $  129,119      $  130,137
                                                ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Revolving line of credit                        $       --      $       --
Accounts payable                                    20,407          22,199
Other current liabilities                           15,178          14,936
                                                ----------      ----------
     Total current liabilities                      35,585          37,135

Other long-term liabilities                         29,235          27,882
                                                ----------      ----------
     Total liabilities                              64,820          65,017
                                                ----------      ----------

Net shareholders' equity                            64,299          65,120
                                                ----------      ----------

Total Liabilities and Shareholders' Equity      $  129,119      $  130,137
                                                ==========      ==========

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